UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

APi Group Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1100 Old Highway 8 NW

New Brighton, MN 55112

Supplement #1 to Proxy Statement for the 2021 Annual Meeting of Stockholders

The following information supplements the information included in the proxy statement (the “Proxy Statement”) of APi Group Corporation (the “Company”), filed with the Securities and Exchange Commission on June 3, 2021, furnished to stockholders of the Company in connection with the Company’s annual meeting of stockholders to be held virtually on July 14, 2021 at 9:30 a.m. (Eastern Time) (the “Annual Meeting”). This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 28, 2021.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, all information set forth in the Proxy Statement and proxy card remain accurate and should be considered in voting your shares.

To the Stockholders of APi Group Corporation:

The Company wants to assure its stockholders of its commitment to ensuring that the Annual Meeting provides stockholders with a meaningful opportunity to participate in the Annual Meeting, including the ability to ask questions of the Company’s Board of Directors and management. To support these efforts, the Company will:

•	Provide for Annual Meeting attendees to begin logging into the Annual Meeting at 9:00 a.m., Eastern Time on July 14, 2021, 30 minutes in advance of the Annual Meeting.

•

Provide support to attendees having issues accessing the Annual Meeting. If you experience any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call the toll-free number that will be available on the meeting page (at www.meetingcenter.io/263306708) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 30 minutes prior to the start of the Annual Meeting.

•

Permit participating stockholders to submit questions via live webcast during the Annual Meeting by following the instructions available on the meeting page during the Annual Meeting. Questions relevant to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. To ensure that as many stockholders as possible are able to ask questions during the Annual Meeting, each stockholder will be permitted no more than two questions, which should not take more than two minutes each. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

•	Post responses to questions relevant to Annual Meeting matters that are not answered during the Annual Meeting due to time constraints on the Company’s Investor Relations webpage.

•

Provide the ability for participating stockholders of record to vote or revoke their prior vote by following the instructions available on the meeting page during the Annual Meeting. Shares for which a stockholder is the beneficial owner, but not the stockholder of record, also may be voted electronically during the Annual Meeting but only if the stockholder registers in advance to virtually attend the Annual Meeting. To register, you must submit to Computershare proof of your proxy power (legal proxy), executed in your favor by your broker or other nominee and reflecting the number of shares you beneficially owned as of the Record Date, along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on July 8, 2021.

Stockholders are reminded that they may access the virtual Annual Meeting at www.meetingcenter.io/263306708 with password APG2021 and will need the control number included on the proxy card, voting instruction form or other notice previously received in connection with the Annual Meeting.

The Proxy Statement to all stockholders is available at www.edocumentview.com/APG.

The Company welcomes all of its stockholders to join and participate in the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

By Order of the Board of Directors,

Russell A. Becker

Chief Executive Officer

June 28, 2021